Exhibit 99.1

Osiris Therapeutics Strengthens Senior Management Team

COLUMBIA, Md. — February 8, 2011 - Osiris Therapeutics, Inc. (NASDAQ: OSIR) today announced the appointment of Stephen W. Potter as Senior Vice President of Operations and Corporate Development, reporting directly to C. Randal Mills, Ph.D., President and Chief Executive Officer.  Mr. Potter has more than 20 years of life science management experience, most recently as Senior Vice President of Corporate and Business Development at Genzyme Corporation.

“We are pleased to have Stephen join the Osiris leadership team,” said Dr. Mills.  “He brings over a decade of real-world cell therapy and biopharmaceutical experience gained as a senior executive at both Genzyme and DuPont.  His talents will be well utilized as we advance our mission to gain approval of the world’s first stem cell therapy.”

“This is an exciting time to be joining the Osiris team,” said Mr. Potter. “The company is clearly a leader in the stem cell industry and is poised to make further significant breakthroughs utilizing this technology and to deliver real treatment options to underserved patient populations.  I look forward to adding my best contribution to this worthy effort.”

During his more than 10 years at Genzyme, he led a team responsible for providing strategic and transactional direction to Genzyme’s business units.  Prior to Genzyme, Mr. Potter was Senior Vice President of Business Development for DuPont’s Pharmaceutical subsidiary in Wilmington, Delaware.  Before joining DuPont, Mr. Potter was a Principal at Booz, Allen & Hamilton in the Life Sciences Practice.  Mr. Potter holds an MBA from the Harvard Business School and a bachelor’s degree in Economics from the University of Massachusetts.

About Osiris Therapeutics

Osiris Therapeutics, Inc. is the leading stem cell company focused on developing products to treat serious medical conditions in the inflammatory, autoimmune, orthopedic and cardiovascular areas. The company’s pipeline of internally developed biologic drug candidates under evaluation includes Prochymal for inflammatory, autoimmune and cardiovascular indications, as well as Chondrogen for arthritis in the knee. Osiris is a fully integrated company, with capabilities in research, development, manufacturing and distribution of stem cell products. Osiris has developed an extensive intellectual property portfolio to protect the company’s technology, including 49 U.S. patents each having one or more foreign counterparts. Osiris and Prochymal are registered trademarks of Osiris Therapeutics, Inc. More information can be found on the company’s website, www.Osiris.com. (OSIR-G)

Osiris and Genzyme formed a strategic alliance for the development and commercialization of Prochymal and Chondrogen. Under the terms of the agreement, Osiris retains commercialization rights to Prochymal and Chondrogen in the United States and Canada.  Genzyme holds these rights in all other countries except Japan, where JCR Pharmaceuticals holds rights to Prochymal for the treatment of patients with hematological malignancies.

Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.  Examples of forward-looking statements include, but are not limited to,

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statements regarding the following: our product development efforts; our clinical trials and anticipated regulatory requirements and the ability to successfully navigate these requirements; the success of our product candidates in development; status of the regulatory process for our biologic drug candidates; implementation of our corporate strategy; our financial performance; our product research and development activities and projected expenditures, including our anticipated timeline and clinical strategy for Prochymal, Chondrogen and our other MSC and biologic drug candidates; our cash needs; patents and proprietary rights; the safety and ability of our potential products to treat disease and the results of our scientific research; our plans for sales and marketing; our plans regarding our facilities; types of regulatory frameworks we expect will be applicable to our potential products; and results of our scientific research. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Risks and uncertainties related to our Collaboration Agreement with Genzyme for the development and commercialization of Prochymal and Chondrogen include, among others:  typical business transactional risks; risks related to product development and clinical trial design, performance and completion; uncertainty of the success of Prochymal and Chondrogen in clinical trials and their ability to treat disease; Genzyme’s early termination and opt-out rights; the ability of Osiris and Genzyme to successfully navigate regulatory requirements and to manufacture and commercialize products; and the uncertainty as to our ability to successfully perform under the collaborative arrangement and earn milestone and royalty payments thereunder.  Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K and other Periodic Reports filed on Form 10-Q, with the United States Securities and Exchange Commission.  Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Erica Elchin

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com

Media Contacts:

Jayme Maniatis/Andrew Law

Schwartz Communications

(781) 684-0770

Osiris@schwartz-pr.com